UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On September 22, 2021, Marriott International, Inc. (“we”) announced the pricing of the previously announced cash tender offer for up to $1,000,000,000 aggregate principal amount of our outstanding 5.750% Series EE Notes due 2025, 3.750% Series P Notes due 2025 and 3.750% Series V Notes due 2025 (such tender offer, the “Tender Offer”) and the satisfaction of the Financing Condition (as defined in the Offer to Purchase, dated as of September 8, 2021 (as amended, the “Offer to Purchase”)). The Tender Offer is subject to the terms and conditions set forth in the Offer to Purchase. A copy of the news release announcing the pricing of the Tender Offer and the satisfaction of the Financing Condition, which describes the pricing of the Tender Offer and the satisfaction of the Financing Condition in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1.

The foregoing description and the other information in this Current Report on Form 8-K regarding the pricing of the Tender Offer and the satisfaction of the Financing Condition are included in this report solely for informational purposes. The information reported in this Item 7.01, including the material attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On September 8, 2021, we entered into a Terms Agreement with BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and the other Underwriters listed on Schedule I thereto (the “Terms Agreement,” which incorporates by reference the Underwriting Agreement General Terms and Provisions, dated March 3, 2021 (which we previously filed on March 5, 2021 as Exhibit 1.1 to our Current Report on Form 8-K)) to issue $700 million aggregate principal amount of our 2.750% Series II Notes due 2033 (the “Notes”). On September 22, 2021, we received net proceeds of approximately $693 million from the offering of the Notes, after deducting the underwriting discount and estimated expenses of the offering. We intend to use the net proceeds from the offering of the Notes to fund the Tender Offer.

We will pay interest on the Notes on April 15 and October 15 of each year, commencing on April 15, 2022. The Notes will mature on October 15, 2033. We may redeem the Notes, in whole or in part, at our option, under the terms provided in the Form of Note.

We issued the Notes under an indenture dated as of November 16, 1998 with The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (the “Indenture”) (which we previously filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 1, 1999).

In connection with the public offering of the Notes, we filed a Prospectus dated February 18, 2021 and a Prospectus Supplement dated September 8, 2021 with the Securities and Exchange Commission, each of which forms a part of our Registration Statement on Form S-3 (Registration No. 333-253260) (the “Registration Statement”). We are filing the Terms Agreement, the Indenture Officers’ Certificate pursuant to Section 301 of the Indenture, the Form of Note, and a legal opinion of our counsel, Gibson, Dunn & Crutcher LLP, on the Notes as exhibits to this report for the purpose of incorporating them as exhibits to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

1.1	Terms Agreement, dated September 8, 2021, among Marriott International, Inc. and the Underwriters named therein.

4.1	Form of Note for the 2.750% Series II Notes due 2033.

4.2	Indenture Officers’ Certificate (with respect to the 2.750% Series II Notes due 2033) pursuant to Section 301 of the Indenture, dated September 22, 2021.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated September 22, 2021.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

104	The cover page to this Current Report on Form 8-K, formatted in inline XBRL.

The following exhibit is furnished with this report:

99.1	Marriott International, Inc. News Release, dated September 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2021	MARRIOTT INTERNATIONAL, INC.

	By:	/s/ Felitia Lee
Felitia Lee
Controller and Chief Accounting Officer